Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vaccitech PLC

Oxford, United Kingdom

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 22, 2021, except for Note 16(b), which is dated April 26, 2021, relating to the consolidated financial statements of Vaccitech (UK) Limited (formerly Vaccitech Limited), which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO LLP

BDO LLP

London, United Kingdom

April 27, 2021